EXHIBIT 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: October 17, 2005

SUN GFC, LLC

By:	/s/ Marc J. Leder
Name: Marc J. Leder
Its: Vice President

GFC ENTERPRISES, INC.

By:	/s/ Marc J. Leder
Name: Marc J. Leder
Its: Vice President

GFC HOLDING CORP.

By:	/s/ Marc J. Leder
Name: Marc J. Leder
Its: Vice President

SUN CAPITAL PARTNERS IV, LP

By: Sun Capital Advisors IV, LP
Its: General Partner

By: Sun Capital Partners IV, LLC
Its: General Partner

By:	/s/ Marc J. Leder
Name: Marc J. Leder
Its: Co-CEO

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SUN CAPITAL ADVISORS IV, LP

By: Sun Capital Partners IV, LLC
Its: General Partner

By:	/s/ Marc J. Leder
Name: Marc J. Leder
Its: Co-CEO

SUN CAPITAL PARTNERS IV, LLC

By:	/s/ Marc J. Leder
Name: Marc J. Leder
Its: Co-CEO

/s/ Marc J. Leder
Marc J. Leder

/s/ Rodger R. Krouse
Rodger R. Krouse

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